UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

A-MARK PRECIOUS METALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 6300
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2025, A-Mark Precious Metals, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with the other loan parties thereto, the lenders party thereto, and CIBC Bank USA as administrative agent for the lenders. The A&R Credit Agreement amends and restates in its entirety the Company’s Credit Agreement, dated December 21, 2021, as amended, which provides the Company with a revolving credit facility (the “Original Credit Agreement”).

The A&R Credit Agreement, among other things: (a) extends the Termination Date of the Original Credit Agreement to the earlier to occur of September 30, 2027 or such other date on which the Commitments (as defined) terminate pursuant to Section 5 or Section 13 of the A&R Credit Agreement, (b) decreases the Revolving Commitment (as defined) from $467,000,000 to $422,500,000, and (c) increases the amount of the Permitted Secured Lease Obligations (as defined) from $200,000,000 to $400,000,000. The A&R Credit Agreement also modifies certain covenants of the Original Credit Agreement.

This description is qualified by reference to the text of the A&R Credit Agreement, which will be filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ending June 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A-MARK PRECIOUS METALS, INC.

Date:	August 25, 2025	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary